Red Kite Master Fund Limited

Nord Resources Corporation	A021101
1 West Wetmore Road
Suite 203
Tucson, AZ 85705	20th March 2012
U.S.A.

Dear Wayne,

We confirm having AMENDED our purchase from you under our contract A021976 as follows:

Quantity:	From:	One hundred percent (100%) of production, estimated at three hundred (300) short tons.

	To:	One hundred percent (100%) of production, estimated at six hundred (600) short tons.

Term:	From:	January 1, 2013 through March 31, 2013, and then renewable by mutual agreement unless otherwise terminated as provided herein.

	To:	January 1, 2013 through June 30, 2013, and then renewable by mutual agreement unless otherwise terminated as provided in our original contract dated December 4, 2012.

Remarks:	All other conditions remain unchanged.

Buyer	Seller

/s/ Barry Feldman	/s/ Wayne Morrison

Barry Feldman
Senior Vice President

RED KITE MASTER FUND LIMITED
P.O. Box HM 1540, Hamilton HM FX, Bermuda
email: Info@redkite.bm
Company registration No. 35935